UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

OUTFRONT Media Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On December 18, 2017, OUTFRONT Media Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated April 15, 2016, which was included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-210788). The Prospectus Supplement relates to the possible issuance, from time to time, of up to 1,953,407 shares of the Company’s common stock, par value $0.01 per share, in exchange for Class A equity interests (the “Class A Shares”) of Outfront Canada Holdco LLC, a subsidiary of the Company that controls its Canadian business, that may be tendered for redemption. The issuance of the Class A Shares was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2017.

Registration of shares of the Company’s common stock pursuant to the Prospectus Supplement does not necessarily mean that any of the holders of the Class A Shares will exercise their redemption rights or that, upon any such redemption, the Company will elect, in its sole and absolute discretion, to issue shares of its common stock instead of paying a cash amount.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
5.1	Opinion of Venable LLP.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Venable LLP.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 18, 2017